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                                                                      Exhibit 17

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS
(Please Detach at Perforation Before Mailing)
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KEMPER EUROPE FUND
PROXY SOLICITED BY THE BOARD OF TRUSTEES



The undersigned holder of shares of Kemper Europe Fund (the "Fund"), hereby appoints Kathryn L. Quirk, Philip J. Collora, Maureen E. Kane and Caroline Pearson attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 345 Park Avenue, New York, New York 10154, at 9:00 a.m, and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Prospectus/Proxy Statement dated June __, 1999 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                  Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                  Date:
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                       Signature(s)        (Title(s), if applicable)


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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS
(Please Detach at Perforation Before Mailing)

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 ...............................................................................

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PROPOSAL.


     1. To approve the Agreement and Plan of Reorganization dated as of May 28, 1999 (the "Plan") providing (i) that the Kemper Europe Fund would transfer to Scudder New Europe Fund, Inc. (the "Scudder Europe Fund") all of its assets in exchange for Class A, B and C Shares of the Scudder
     Europe Fund and the assumption by Scudder Europe Fund of all of the Kemper Europe Fund's liabilities, (ii) that such shares of the Scudder Europe Fund would be distributed to shareholders of Kemper Europe Fund in liquidation of Kemper Europe Fund and (iii) that Kemper Europe Fund would subsequently be terminated.


                          FOR / /  AGAINST/ /  ABSTAIN / /

     2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.